Exhibit 24
POWER OF ATTORNEY
We, the undersigned directors of LCA-Vision Inc. (the “Company”) hereby appoint Craig P.R. Joffe and Alan H. Buckey or either of them, with full power of substitution, our true and lawful attorneys and agents, to do any and all acts and things in our names and on our behalf as directors of the Company which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of a Registration Statement on Form S-8 relating to Company’s 2006 Stock Incentive Plan, including, without limitation, signing for us, or any of us, in our names as directors of the Company, such Registration Statement and any and all amendments thereto, and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder, this Power of Attorney has been signed below by the following persons in the capacities indicated as of the 28th day of June, 2006.

Signature	Title

/s/ William F. Bahl William F. Bahl	Director

/s/ Thomas G. Cody Thomas G. Cody	Director

/s/ John H. Gutfreund John H. Gutfreund	Director

/s/ John C. Hassan John C. Hassan	Director

/s/ Craig P.R. Joffe Craig P.R. Joffe	Director

/s/ David W. Whiting David W. Whiting	Director

/s/ E. Anthony Woods E. Anthony Woods	Chairman of the Board